UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2024

DT Midstream, Inc.

Commission File Number: 1-40392

Delaware	38-2663964
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

Registrant’s address of principal executive offices: 500 Woodward Ave., Suite 2900,

  Detroit, Michigan 48226-1279

Registrant’s telephone number, including area code: (313) 402-8532

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common stock, par value $0.01	DTM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On December 6, 2024, in connection with the previously announced offering and issuance by DT Midstream, Inc. (the “Company”) of $650,000,000 in aggregate principal amount of the Company’s 5.800% senior secured notes due 2034 (the “Notes”), the Company entered into an Indenture (the “Indenture”), among the Company, certain subsidiary guarantors named therein (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and as notes collateral agent, and issued the Notes pursuant thereto. The Notes were resold within the United States only to persons reasonably believed to be “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Notes will mature on December 15, 2034, and interest is payable on the Notes semi-annually in arrears on each June 15 and December 15, commencing June 15, 2025.

The Notes are guaranteed by each of the Company’s subsidiaries that guarantee obligations under the Company’s credit agreement and existing senior notes. The Notes are secured by a first priority security interest in the same collateral that is pledged for the benefit of the lenders under the Company’s credit agreement and the holders of the existing senior secured notes, which collateral consists of substantially all of the property and assets owned by the Company and the guarantors, subject to certain exceptions. The collateral securing the Notes will be released if certain conditions are met, including the Notes being rated as investment grade by two out of the three rating agencies identified in the Indenture, subject to reversion if any of such rating agencies subsequently withdraw such investment grade rating or downgrade the rating to below investment grade.

If (i) the Company’s purchase of all of the equity interests in Guardian Pipeline, L.L.C., Midwestern Gas Transmission Company and Viking Gas Transmission Company (the “Pending Acquisition”) is not consummated prior to 5:00 p.m. (New York City time) on the later of November 19, 2025 or such date to which the outside date (as set forth in the purchase agreement for the Pending Acquisition) may be extended (such later date, the “Acquisition Outside Date”), (ii) prior to the Acquisition Outside Date, the purchase agreement for the Pending Acquisition is terminated (other than as a result of consummating the Pending Acquisition) or (iii) the Company otherwise notifies the Trustee in writing that the Company will not pursue the consummation of the Pending Acquisition, then the Company will be required to redeem all of the outstanding Notes pursuant to a special mandatory redemption at a price equal to 101% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the special mandatory redemption date.

At any time prior to September 15, 2034 (three months prior to maturity), the Company may redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus an applicable premium and accrued and unpaid interest, if any, to the redemption date. On or after September 15, 2034, the Company may redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date.

If a change of control triggering event occurs, subject to certain conditions, the Company must offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

The terms of the Indenture, among other things, limit the ability of the Company and certain of its subsidiaries to create liens on assets and to consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of its subsidiaries and, following an investment grade event, to enter into sale and leaseback transactions.

The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest, breach of other agreements in the Indenture, defaults in failure to pay certain other indebtedness, the failure of a security interest with respect to collateral having a fair market value in excess of a certain threshold to be valid and perfected or to be declared unenforceable, the failure of certain guarantees to be enforceable and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is not cured within the time periods specified in the Indenture, the Trustee or the holders of at least 30% in aggregate principal amount of the Notes that are then outstanding may declare all the Notes to be due and payable immediately.

The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture (including the form of Notes attached as an exhibit thereto), a copy of which is filed as Exhibit 4.1 to this report and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01	Other Events.

On December 6, 2024, in connection with the closing and receipt of the net proceeds from the offering of the Notes, the commitments under the Company’s $700 million 364-day bridge loan facility were terminated.

Additionally, on December 6, 2024, the Company issued a press release announcing the completion of its offering of the Notes. A copy of the press release is included as Exhibit 99.1.

Item 9.01 (d) Exhibits	Financial Statements and Exhibits.

Exhibit	Description

4.1	Indenture, dated as of December 6, 2024, among DT Midstream, Inc., the Guarantors and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent.

99.1	Press release issued on December 6, 2024 by DT Midstream, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2024

DT MIDSTREAM, INC. (Registrant)
by
/s/ Wendy A.T. Ellis
Name: Wendy A.T. Ellis
Title: Executive Vice President, General Counsel and Corporate Secretary